UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2024
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOARW	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02. Termination of a Material Definitive Agreement

On September 10, 2024, Volato Group, Inc. (the "Company") received notice from the Honda Aircraft Company LLC ("Honda Aircraft"), that the Fleet Purchase Agreement, dated May 5, 2023 (the "FPA") would be terminated, effective immediately. As previously disclosed, the FPA covered the acquisition from Honda Aircraft of twenty-three (23) HondaJet HA-420 aircraft for a total aggregate purchase price of $161.6 million for delivery between the fourth fiscal quarter of 2023 and the fourth fiscal quarter of 2025. Pursuant to the terms of the FPA, Honda Aircraft will retain the deposits that have been previously paid by the Company and the Company has to enter into individual purchase agreements for each aircraft for which a deposit had previously been paid.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of listing.

On September 9, 2024, the Company received a written notice (the “Notice”) from the staff of NYSE Regulation (the “Staff”) of the NYSE American LLC (“NYSE” or “NYSE American”) indicating that the Staff has determined that the Company’s warrants, each warrant exercisable for one share of Class A Common Stock of the Company (the “Warrants”), are no longer suitable for listing on the NYSE American based on “abnormally low” price levels, pursuant to Section 1001 of the NYSE American Company Guide. As a result, the Staff has determined to commence proceedings to delist the Warrants from the NYSE American.
The Company has a right to a review of this determination by the Listing Qualifications Panel of the NYSE. The NYSE will apply to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures, including any appeal by the Company of the Staff’s decision. The Company does not currently intend to appeal the determination.

Effective September 10, trading in the Warrants on the NYSE American has been suspended while trading in the Company’s Class A Common Stock will continue on the NYSE American. The Warrants may be traded under the trading symbol "SOARW" on the pink sheets or any other available market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 13, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer